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                                                                    Exhibit 4.24

                               FIRST AMENDMENT TO

                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT

            FIRST AMENDMENT (this "Amendment") dated as of January 25, 2000 to the Debtor-in-Possession Credit Agreement, dated as of January 18, 2000 (as amended from time to time, the "Credit Agreement"), among American Pad & Paper Company of Delaware, Inc. (the "Borrower"), American Pad & Paper Company, WR Acquisition, Inc., the subsidiary guarantors party thereto, each a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, the lenders from time to time party thereto (the "Lenders"), Bankers Trust Company, as Agent (in such capacity, the "Agent") for the Lenders, First Union National Bank, as Syndication Agent, and Deutsche Bank Securities Inc., as Arranger. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Credit Agreement.

                                R E C I T A L S

            WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth herein; and

            WHEREAS, the undersigned Lenders are agreeable to such request, but only on the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

            SECTION .1. Amendments. Effective as of the date hereof but subject to the satisfaction of the conditions set forth in Section 2 hereof, the Credit Agreement is hereby amended as follows:

            (a) The last "WHEREAS" clause on Page 2 is amended and restated as follows:

                  "WHEREAS, on January 18, 2000, the Bankruptcy Court approved an interim order authorizing the Borrower to borrow up to $20,000,000 of Loans from the Lenders (the "First Interim Order") and on January 25, 2000 the Bankruptcy Court approved a revised interim order authorizing the Borrower to borrow up to an additional $15,000,000 of Loans from the Lenders (the "Revised Interim Order"), in each case on an interim basis pending entry of the Final Order and on the terms
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            and conditions set forth in the First Interim Order, the Revised
            Interim Order, the Credit Documents and this Agreement."

            (b) Section 1.1(a)(vi)(A) is amended by deleting "$20,000,000" and substituting therefor "$35,000,000."

            (c) Section 3.1(a) is amended by deleting "the date of the entry of the Interim Order" and substituting therefor "January 18, 2000."

            (d) Section 7.16 is amended by deleting the phrase "10 days after the entry of the Interim Order" and substituting therefor "January 28, 2000."

            (e) Section 7.19 is amended by deleting the phrase "Within 45 days after the entry of the Interim Order" and substituting therefor "On or prior to March 3, 2000."

            (f) Section 7.20 is amended by deleting the phrase "Within 45 days after the entry of the Interim Order" and substituting therefor "On or prior to March 3, 2000."

            (g) Section 7.21 is amended by deleting the phrase "Within twenty-one days after the entry of the Interim Order" and substituting therefor "On or prior to February 8, 2000."

            (h) Section 7.22 is amended by deleting the phrase "Within 10 days after the entry of the Interim Order" and substituting therefor "On or prior to January 28, 2000."

            (i) The definition of "Interim Order" in Section 10 is amended and restated as follows:

                  "'Interim Order' shall mean, as applicable, (a) the First
            Interim Order and (b) the Revised Interim Order, both in form and substance satisfactory to the Agent and the Required Lenders."

            SECTION  .2.  Conditions to Effectiveness.

            This Amendment shall become effective when, and only when (i) the Agent shall have received counterparts of this Amendment, duly executed by each Credit Party and the Required Revolving Lenders and (ii) the Revised Interim Order shall have been approved by the Bankruptcy Court.


                                      -2-
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            SECTION  .3.  Representations and Warranties.  Each Credit Party
represents and warrants as follows:

            (a) Subject to the approval by the Bankruptcy Court of the Revised Interim Order, the execution, delivery and performance by such Credit Party of this Amendment and the consummation of the transactions contemplated hereby are within such Credit Party's corporate powers, have been duly authorized by all necessary corporate action on the part of such Credit Party, and do not (i) violate such Credit Party's Certificate of Incorporation or By-Laws, (ii) contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality or (iii) conflict or be inconsistent with, or result in the breach of, or constitute a default under, any provision of any loan agreement, indenture, mortgage, deed of trust or any other material agreement to which such Credit Party is a party or by which it or any of its assets are bound or to which it may be subject.

            (b) Except for the approval by the Bankruptcy Court of the Revised Interim Order, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance by such Credit Party of this Amendment or (ii) the legality, validity, binding effect or enforceability of this Amendment.

            (c) This Amendment has been duly executed and delivered by such Credit Party and constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms.

            (d) No Default or an Event of Default has occurred and is continuing.

            (e) All representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects with the same effect as though made on the date hereof (except for any representation or warranty which by its terms is made as of a specified date, in which case such representation or warranty was true and correct as of such specified date).


                                      -3-
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            SECTION  .4.  Reference to and Effect on the Credit Documents.

            (a) Upon the effectiveness hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the Credit Agreement, "thereunder," "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby.

            (b) Except as specifically provided herein, each Credit Document is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

            (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment to or a waiver of any right, power or remedy of the Agent or any Lender under any of the Credit Documents, nor constitute an amendment to or a waiver of any provision of any of the Credit Documents.

            (d)   This Amendment shall constitute a Credit Document.

            SECTION .5. Costs and Expenses. The Borrower agrees to pay promptly all reasonable out-of-pocket costs and expenses of the Agent and each Lender in connection with the preparation, execution and delivery of this Amendment and any other instrument or document delivered in connection herewith (including, without limitation, the reasonable fees and expenses of counsel for the Agent and each Lender).

            SECTION .6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York and, to the extent applicable, the Bankruptcy Code.

            SECTION .7. Execution in Counterparts; etc. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be as effective as delivery of a manually executed counterpart of this Amendment.


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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

                                    AMERICAN PAD & PAPER COMPANY, as Debtor
                                    and Debtor-in-Possession

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    WR ACQUISITION, INC., as Debtor and
                                    Debtor-in-Possession

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    AMERICAN PAD & PAPER COMPANY OF DELAWARE,
                                    INC., as Debtor and Debtor-in-Possession


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    AP&P MANUFACTURING, INC., as Debtor and
                                    Debtor-in-Possession

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


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                                    AMERICAN PAD & PAPER SALES COMPANY, INC.,
                                    as Debtor and Debtor-in-Possession

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    AMERICAN PAD AND PAPER FOREIGN SALES
                                    CORPORATION, as Debtor and
                                    Debtor-in-Possession

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    AP&P FINANCING COMPANY, INC., as Debtor
                                    and Debtor-in-Possession

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    BANKERS TRUST COMPANY, as Agent and a
                                     Lender

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    BANK OF AMERICA, N.A.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


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                                    BANK OF SCOTLAND


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    BANK ONE TEXAS, N.A.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    CARL MARKS MANAGEMENT COMPANY, L.P.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    CIBC INC.



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    CITIBANK, N.A.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


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                                    ERSTE BANK DER OESTERREICHISCHEN
                                    SPARKASSEN AG


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    FIRST UNION NATIONAL BANK, as Syndication
                                    Agent and a Lender

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    GUARANTY BUSINESS CREDIT CORPORATION, dba
                                    Fidelity Funding

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    HCM OFFSHORE TRUST


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    LEHMAN COMMERCIAL PAPER INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


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                                    PAM CAPITAL FUNDING, L.P.

                                    By: Highland Capital Management,
                                        L.P., as Collateral Manager


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    TRI-LINKS INVESTMENT TRUST

                                    By: Wilmington Trust Company,
                                        solely in its capacity as Owner
                                     Trustee

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

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